UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.Other Events.

Board Member Payment Deferrals

As previously announced in the Definitive Proxy Statement filed by FuelCell Energy, Inc. (the “Company”) on February 24, 2020, given the extraordinary level of activity of the Company’s Board of Directors (the “Board”) during fiscal 2019 as the Company worked to restructure its management team and operations and the 56 Board meetings and 27 separate Board committee meetings held during fiscal 2019, the Compensation Committee of the Board determined to provide each current non-employee Director who served as a non-employee Director as of October 31, 2019 with a one-time cash payment of $45,000.  As part of the efforts by the Company to mitigate the financial and operational impacts of the COVID-19 pandemic, on May 11, 2020, the Compensation Committee of the Board and the Directors determined to defer such $45,000 payments, and such deferral is expected to be in effect for at least three months, at which time the Company and the Directors will determine whether and when it is reasonable to pay such deferred amounts (subject to the requirements of applicable tax rules on nonqualified deferred compensation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 15, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer